Exhibit 99.1

KNIGHT CAPITAL GROUP AND GETCO ANNOUNCE

APPROVALS OF MERGER AT RESPECTIVE SPECIAL MEETINGS

¡	Regulatory approvals of merger received from FINRA and FCA
¡	Currently scheduled closing date of July 1, 2013
¡	Preliminary results of Knight stockholder cash / stock election

JERSEY CITY, N.J. and CHICAGO, Ill. (June 26, 2013) – Knight Capital Group, Inc. (NYSE Euronext: KCG) (“Knight”) and GETCO Holding Company, LLC (“GETCO”) announced that at the special meetings held yesterday, the companies’ respective stockholders and unitholders approved the adoption of the merger agreement dated as of December 19, 2012 and amended and restated as of April 15, 2013 among KCG Holdings, Inc. (“KCG”) (formerly known as Knight Holdco, Inc.), Knight, GETCO, and the other parties thereto. In addition, regulatory approvals required under the merger agreement were received from the Financial Industry Regulatory Authority (FINRA) and the UK’s Financial Conduct Authority (FCA). The transaction, which remains subject to customary closing conditions, is currently scheduled to close on Monday, July 1, 2013.

“The combination of our two companies creates a securities firm with unmatched scale and depth across asset classes, product types and geographies,” said Daniel Coleman, CEO of GETCO and incoming CEO of KCG. “We look forward to completing the merger shortly and delivering compelling value to the stockholders and clients of the combined company.”

Approximately 99.9 percent of the shares voting at Knight’s special meeting of stockholders voted in favor of the merger, representing 90.5 percent of all outstanding shares of Knight Class A Common Stock as of the May 6, 2013 record date. At the GETCO special meeting, the voting unitholders of GETCO unanimously approved the merger, with 100 percent of all voting units voted.

Upon the completion of the transaction, there will be no material changes to Knight and GETCO’s current client offerings or services. KCG is committed to a thoughtful integration of operations and plans to take a staged approach to combining various business lines and services. As of July 2, 2013, the existing Knight and GETCO NYSE Designated Market Maker Units will begin to integrate operations concurrent with the launch of a new KCG corporate identity and website.

The deadline for Knight stockholders to submit a merger consideration election under the merger agreement was 5:00 p.m. Eastern Time on June 25, 2013. Based on preliminary results of the elections, an aggregate of approximately 269.7 million Knight shares have elected to receive the cash consideration of $3.75 per share and 6.7 million Knight shares have elected to receive the stock consideration of one third of a share of KCG common stock for each share of Knight Class A common stock. These preliminary results exclude guaranteed delivery shares. The cash portion of the consideration will be subject to the pro-ration procedures described in the merger agreement (including the waiver by Jefferies LLC of its right to receive cash consideration with respect to up to 50% of its shares), as a result of holders of more than 66.7% of the Knight common stock electing to receive the cash consideration. Knight stockholders who elected to receive all their merger consideration in cash will receive a combination of cash consideration and stock consideration. Knight stockholders who (i) elected to receive all stock; (ii) failed to make a valid election; or (iii) were not eligible to make an election, will receive stock only. Based on these preliminary results, it is estimated that there will be approximately 118.0 million shares of KCG common stock outstanding immediately following the closing.

The exact allocation of the cash merger consideration will not be known until final results of the election process are determined, at the end of the guaranteed delivery period. After the final results of the merger consideration election process are determined following the expiration of the guaranteed delivery period, the actual merger consideration and the cash and stock allocation will be computed using the procedures contained in the merger agreement. KCG expects to announce the final cash / stock election results on or about July 1, 2013.

After the close of the transaction, KCG common stock is expected to trade under the ticker symbol “KCG” on the NYSE.

About Knight

Knight Capital Group (NYSE Euronext: KCG) is a global financial services firm that provides access to the capital markets across multiple asset classes to a broad network of clients, including broker-dealers, institutions and corporations. Knight is headquartered in Jersey City, N.J. with a global presence across the Americas, Europe, and the Asia Pacific regions. For further information about Knight, please visit www.knight.com.

About GETCO

GETCO is one of the world’s largest independent market makers. Founded in 1999, GETCO employs over 400 Associates located in Chicago, New York, London, and Singapore. The firm’s primary business involves both buying and selling securities to provide two-sided markets on exchanges around the world. The liquidity GETCO supplies allows investors to immediately transfer securities positions while saving money on trading costs. More information is available at www.GETCOllc.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about the parties’ industry, management beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the pending strategic business combination of Knight and GETCO; (ii) the August 1, 2012 technology issue at Knight that resulted in Knight’s broker-dealer subsidiary sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight’s capital structure and business as well as actions taken in response thereto and consequences thereof; (iii) Knight’s sale of its institutional fixed income sales and trading business; (iv) Knight’s ability to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO; (v) changes in market structure, legislative, regulatory or financial reporting rules; (vi) past or future changes to organizational structure and management; and (vii) the costs, integration, performance and operation of businesses previously acquired or developed organically, or that may be acquired or developed organically in the future. Readers should carefully review the risks and uncertainties disclosed in Knight’s reports with the SEC, including, without limitation, those detailed under “Certain Factors Affecting Results of Operations” and “Risk Factors” in Knight’s Annual Report on Form 10-K for the year-ended December 31, 2012 and in Knight’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2013, and in other reports or documents Knight or KCG files with, or furnishes to, the SEC from time to time and those detailed in the Joint Proxy Statement / Prospectus under the heading “Cautionary Statement Regarding Forward Looking Information” and “Risk Factors”, among others.

In addition to factors previously disclosed in Knight’s reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the mergers, including approval by Knight and GETCO stockholders, on the expected terms and schedule; delay in closing the mergers; difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits; business disruption following the mergers; the inability to sustain revenue and earnings growth; customer and client actions; and the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures.

CONTACTS

Jonathan Mairs	Sophie Sohn
Managing Director,	Head of Communications,
Knight Capital Group, Inc.	GETCO LLC
201-356-1529	312-931-2299
jmairs@knight.com	media@getcollc.com